As Filed with the Securities and Exchange Commission on July 30, 2009

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

FUQI INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	3911	20-1579407
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification Number)

5/F., Block 1, Shi Hua Industrial Zone

Cui Zhu Road North

Shenzhen, 518019

People’s Republic of China (“PRC”)

+86 (755) 2580-1888

(Address, including zip code, and telephone number,

including area code, of Registrant’s principal executive offices)

Corporation Service Company

2711 Centerville Road

Suite 400

Wilmington, DE 19808

800-222-2122

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to

Thomas J. Poletti, Esq.

Anh Q. Tran, Esq.

K&L Gates LLP

10100 Santa Monica Blvd., 7th Floor

Los Angeles, California 90067

Telephone (310) 552-5000

Facsimile (310) 552-5001

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ Registration No. 333-160210

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐	Smaller reporting company ☐
(do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price (1)	Amount of registration fee(2)
Common stock, par value $0.001 per share	$20,000,000	$1,116

(1)	We previously registered common stock, preferred stock, warrants, debt securities and units with an aggregate public offering price of $100,000,000 on a Registration Statement on Form S-3 (File No. 333-160210), which was declared effective on July 22, 2009. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, an additional amount of common stock having a proposed maximum aggregate offering price of $20,000,000 is hereby registered. In no event will the maximum aggregate offering price of all securities issued pursuant to this registration statement and the registration statement on Form S-3, file no. 333-160210 exceed those registered under such registration statements.

(2)	Calculated pursuant to Rule 457(o) under the Securities Act. The total amount is being paid herewith.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATION AND INCORPORATION

OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-3 relates to the Registrant’s Registration Statement on Form S-3 (File No. 333-160210) declared effective by the Securities and Exchange Commission on July 22, 2009 (as amended, the “Prior Registration Statement”), and is being filed with the Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, solely to register an additional $20,000,000 of common stock, par value $0.001 per share, of Fuqi International, Inc. The contents of the Prior Registration Statement are hereby incorporated into this Registration Statement by reference, including all amendments and exhibits thereto and all information incorporated by reference therein, other than the exhibits included herein.

PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

All exhibits filed with or incorporated by reference in the Prior Registration Statement are incorporated by reference into, and shall be deemed part of, this Registration Statement, except the following which are filed herewith:

Exhibit Number	Document
5.1	Opinion of K&L Gates LLP

23.1	Consent of Stonefield Josephson, Inc.

23.2	Consent of K&L Gates LLP (contained in Exhibit 5.1)

24.1*	Power of Attorney

*	Incorporated by reference to Registration Statement on Form S-3 (File No. 333-160210).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 30, 2009.

Fuqi International, Inc.

By:	/s/ Yu Kwai Chong
Yu Kwai Chong
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/S/ YU KWAI CHONG Yu Kwai Chong	President, Chief Executive Officer and Chairman of the Board	July 30, 2009

/S/ CHING WAN WONG Ching Wan Wong	Chief Financial Officer and Director	July 30, 2009

* Lie Xi Zhuang	Chief Operating Officer and Director	July 30, 2009

* Hon. Lily Lee Chen	Director	July 30, 2009

* Victor A. Hollander	Director	July 30, 2009

* Eileen B. Brody	Director	July 30, 2009

* Jeff Haiyong Liu	Director	July 30, 2009

*	/s/ Yu Kwai Chong
Yu Kwai Chong, as Attorney in Fact

INDEX TO EXHIBITS

Exhibit Number	Document
5.1	Opinion of K&L Gates LLP

23.1	Consent of Stonefield Josephson, Inc.

23.2	Consent of K&L Gates LLP (contained in Exhibit 5.1)

24.1*	Power of Attorney

*	Incorporated by reference to the Prior Registration Statement on Form S-3 (File No. 333-160210).